UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2006

MAYSIA RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52025

(Commission File Number)

N/A

(IRS Employer Identification No.)

3625 N. Hall Street, Suite 900, Dallas Texas 75219-5106

(Address of principal executive offices and Zip Code)

(214) 459-1217

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective August 11, 2006 we entered into an agreement (the “Agreement”) with Projection Capital Limited to acquire 100% of the Class A Interest of FS Sub-participation #1 LP (the "Partnership") for and in consideration of the sum of $2,500,000.00, subject to formal ratification by the general partner.  Maysia is secondarily participating by sub participation in a 10% working interest (the "Working Interest") in approximately 30,000 acres in the Fayetteville Shale play located in Van Buren, Stone and Cleburne Counties, Arkansas.  Under the sub participation, company will receive 10% of the proceeds from the play.

Item 9.01.	Financial Statements and Exhibits.
10.1	Purchase Agreement dated August 11, 2006 between the Company and Projection Capital Limited
99.1	News Release issued by the Registrant on August 14, 2006

D/JLM/891645.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYSIA RESOURCES CORPORATION

/s/ Glen D. Harder

Glen D. Harder

Director

Date: August 17, 2006

D/JLM/891645.1